INTERMOST CORPORATION
                               A Utah Corporation

                             SUBSCRIPTION AGREEMENT

Intermost Corporation
c/o Vanderkam & Sanders
440 Louisiana, Suite 475
Houston, Texas 77002

Gentlemen:

     The following information is furnished as the undersigned's subscription for shares of common stock (the "Shares"), offered by Intermost Corporation, a Utah corporation (the "Company") and for you to determine whether the undersigned is qualified to purchase shares. I, the undersigned, understand that you will rely upon the following information for purposes of such determination.

     I also understand that, in connection with my status as an Accredited Investor, I may be required to supply a balance sheet, prior years federal income tax returns or other appropriate documentation to verify and substantiate my status as an Accredited Investor.

     ALL INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT WILL BE TREATED CONFIDENTIALLY.

     I, the undersigned Subscriber, hereby supply you with the following information and representations:

1.   Full Name:
               -----------------------------------------------------------------

2.   Residence address (no P.O. Boxes please) and telephone number:
                                                                    ------------
     ---------------------------------------------------------------------------

3.   Business address and telephone number:
                                           -------------------------------------

4.   State in which the undersigned maintains principal residence:
                                                                   -------------

5.   State in which the undersigned is registered to vote:
                                                          ----------------------

6. If this investment is to be made by an entity (i.e. Pension, Plan, Profit Sharing Plan), the undersigned further represents to you as follows:

     A.   Name and address of entity making purchase (use full legal name):

          ----------------------------------------------------------------------

     B. Name and address of person making investment decisions on behalf of the above entity:

          ----------------------------------------------------------------------

     C. Position or title of person making investment decision on behalf of the above entity:

          ----------------------------------------------------------------------

     7. A. I certify that I am an Accredited Investor because I fall within one of the following categories:

          ----------------------------------------------------------------------

                       (PLEASE CHECK APPROPRIATE CATEGORY)

          1. $1,000,000 Net Worth Natural Person. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000.

          2. $200,000 Income Natural Person. A natural person who had "individual income" in excess of $200,000 in each of the two most recent years and who reasonably expects "income" in excess of $200,000 in the current year.

          3. $300,000 Income Natural Person. A natural person who had "joint income" with his or her spouse in excess of $300,000 in each of the two most recent years and who reasonably expects joint income in excess of $300,000 in the current year.

          4. Corporate, Partnership or Trust Investor. The investor is a corporation, partnership or trust, not formed for the specific purpose of acquiring the securities offered herein, with total assets in excess of $5,000,000 and in the case of a trust, whose purchases are directed by a sophisticated person.

          5. Bank, Insurance Company, Investment Company, Business Development Company, etc., Investor. The investor is a bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan having assets in excess of $5,000,000 or administered by an accredited investor.

          6. Officers of Company. The investor is an execute officer or director of the Company.

     B.   I further represent to you as follows:

          1.   Employer and position of person making investment decision:

              -----------------------------------------------------------------

          2.   Prior employment (5 years) of person making investment decision:

               (1)
                    ------------------------------------------------------------

               (2)
                    ------------------------------------------------------------


               Duties of (1)
                              --------------------------------------------------
               Duties of (2)
                              --------------------------------------------------

               Date of employment:


               (1)
                  --------------------------------------------------------------

               (2)
                  --------------------------------------------------------------

     3.   Prior Investments of Purchaser: Amount (Cumulative):

         Real Estate       Up to            $50,000 to        Over
         None              $50,000          $150,000          $150,000

         Common Stock      Up to            $50,000 to        Over
         None              $50,000          $150,000          $150,000

         Bonds             Up to            $50,000 to        Over
         None              $50,000          $150,000          $150,000

         Other             Up to            $50,000 to        Over
         None              $50,000          $150,000          $150,000

     4.   My "Individual Income" from all sources, is at least:

         1996 (actual)          $50,000          $100,000          $200,000
         1997 (actual)          $50,000          $100,000          $200,000
         1998 (est.)            $50,000          $100,000          $200,000

     5. My personal net worth, either individually or with my spouse, is in excess of:

          ----- $250,000, exclusive of homes, home furnishings and automobiles. ----- $500,000, exclusive of homes, home furnishings and automobiles. ----- $750,000, exclusive of homes, home furnishings and automobiles. ----- $1,000,000, including all personal assets and liabilities

     6.   I represent that I either:

                       (PLEASE CHECK APPROPRIATE CATEGORY)

     Have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the shares and am not relying upon a Purchaser Representative and do not need one; or

     Have obtained the services of a Purchaser Representative as defined in Regulation D ("Purchaser Representative"), in connection herewith whose name is:
             --------------------------------------------------------
     (The Purchaser Representative submits for your files a copy of the attached Purchaser Representative Questionnaire.) The undersigned and the above named Purchaser Representative together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the shares.

8. Representations and Warranties. I, the undersigned, represent and warrant as follows:

     A. I understand that all documents, records and books pertaining to this investment have been made available by the Company for inspection by me or my attorney, accountant or Purchaser Representative. I am familiar with the Company's business objectives and the financial arrangements in connection therewith and I believe that the shares I am purchasing are the kind of securities that I wish to hold for investment and that the nature and amount of the shares are consistent with my investment program. I and my advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, concerning the Company and the shares and all such questions have been answered to my full satisfaction. I, or my representatives, have made such investigation of the facts and circumstances in connection with my purchase of the shares as I have deemed necessary.

     B. Subject to the terms and conditions hereof, I hereby irrevocably tender this Subscription Agreement for the purchase of the number of shares indicates in Paragraph 14 below. Payment of the full amount of $.77 per share accompanies the delivery of this Subscription Agreement. I am aware that the subscription herein is irrevocable but that the Company has the unconditional right to accept or reject this subscription in whole or in part, and that the sale of shares pursuant hereto is subject to the approval of certain legal matters by counsel and to other conditions. If my subscription is not accepted for any reason whatsoever, my money will be returned in full, without interest thereon or deduction therefrom, and the Company will be relieved of any responsibility or liability which might be deemed to arise out of my offer to subscribe for shares.

     C. I have, either alone or together with my Purchaser Representative, such knowledge and experience in business and financial matters as will enable me to evaluate the merits and risks of the prospective investment and to make an informed investment decision. I am also aware that no state or federal agency has reviewed this offering, that the shares involve a high degree of economic risk and that there is, and will be a limited public market for the shares.

     D. I have been advised and am fully aware that investing in securities such as the shares is a speculative and uncertain undertaking whose advantages and benefits are generally limited to a certain class of investors that shares may be sold only to persons who understand the nature of the proposed operations of the Company and for whom the investment is suitable.

     E. I have relied on my own tax and legal advisor and my own investment counselor with respect to the income tax and investment considerations of purchase of shares described in the Prospectus.

     F. I certify that either (i) I have a current net worth (inclusive of homes, furnishing and automobiles), together with the net worth of my spouse, in excess of $1,000,000; or (ii) I have had an individual gross income from all sources, exclusive of the income of my spouse, in excess of $200,000 for the last two calendar years and reasonably expect an income in excess of $200,000 for the current calendar year; or (iii) I have a gross income from all sources, including income from my spouse, in excess of $300,000 for the last two calendar years and reasonably expect an income in excess of $300,000 for the current calendar year; or (iv) I otherwise qualify as an Accredited Investor.

     G. The solicitation of an offer to purchase the shares was directly communicated to me and any Purchaser Representative that I might have by the Company or its designated agent. At no time was I presented with or solicited by or through any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising in connection with such communicated offer.

     H. I recognize that an investment in the shares involves certain risks and I (and my Purchaser Representative) have taken full cognizance of and understand all of the risks related to the business objectives of the Company and the purchase of the shares.

     I. All information which I provided herein including, without limitation, information concerning myself and my financial position and my knowledge of financial and business matters and that of my Purchaser Representative, is correct and complete as of the date hereof and if there should be any material change in such information prior to the acceptance of this Subscription, I will immediately provide the Company with such information.

     J. If the Subscriber is a corporation, partnership, trust or other entity, it is authorized and otherwise duly qualified to purchase and hold shares; and such entity has not been formed for the specific purpose of acquiring shares. If the Subscriber is a trustee and is acquiring the shares for the trust of which he is a trustee, he has sought the advise of counsel regarding whether the purchase of the shares is an authorized trust investment and has been advised by counsel that, after reviewing the applicable state law and the terms of the trust investment, such counsel is of the opinion that the undersigned has the authority to purchase the shares for the trust.

     K. If the Subscriber is an individual, he is 21 years of age, or if the Subscriber is an association, all of its members are of such age.

9. Indemnification. I agree to indemnify and hold harmless the Company and its Affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys fees) which they may incur by reason of my failure to fulfill any of the terms or conditions of this subscription, or by reason of any untrue statement made herein or any breach of the representations and warranties made herein or in any document that I have provided to the Company.

10. Agreement to Arbitrate Controversies. The parties hereby agree to submit all disputes or claims of whatever kind arising from this transaction to binding arbitration in Houston, Texas according to the rules and practices of the American Arbitration Association as then in force. The parties agree to abide by all awards and relief granted in any such proceeding and that all such awards may be submitted to any court of competent jurisdiction and that final judgment may be entered based upon such awards and an order of execution for their collection issued. The parties hereby consent to jurisdiction in the District Court of Texas in and for the County of Harris or the United States District Court for the Southern District of Texas for such purpose. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate within one year after the claim or dispute arises and failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims.

11.  Miscellaneous.

     A. I agree that I may not cancel, terminate or revoke this Agreement or any covenant hereunder and that this Agreement shall survive my death or disability and shall be binding upon my heirs, executors, administrators, successors and assigns.

     B. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas.

     C. Within ten (10) days after receipt of a written request from the Company, I agree to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

12.  Subscription. I hereby subscribe for shares as follows:

         A.       Number of shares (Minimum of 1)
         B.       Price per share                             X    .77
         C.       Total Investment                            $

13.  Registration and Address.


     Mr./Mrs./Ms./Other
                       ------------------------------------
     (Please print name(s) in which the Units subscribed are to be registered hereunder.)

     ------------------------------------
     Social Security or Taxpayer ID Number of each Investor

     Communications to be sent to (check one):         Home       Business
                                               -------     -------

     Form of Ownership (check one):

     A.   Individual Ownership

     B. Joint Tenants with Right of Survivorship (both or all parties signatures required)

     C. Community Property (one signature required if Units held in one name; two if held in both names)

     D.   Tenants in Common (all parties signatures required)

     E.   Partnership*

     F.   Corporation*

     G.   Other* (Trust, Pension Plan, etc.) Please specify:

* If E, F or G is checked, documents authorizing Subscriber to make investment on behalf of that entity must accompany subscription.

                                   EXHIBIT "A"
                                 SIGNATURE PAGE

     The undersigned Subscriber, desiring to acquire shares offered by Intermost Corporation, a Utah corporation (the "Company") acknowledges that he/she meets the suitability standards for an investment of this nature and that an investment in the shares is a suitable investment for him/her and affirms the truthfulness of the information and adopts the representations and warrants set out in the Subscription Agreement.

         DATED this     day of              , 19     .
                    ---        ------------     -----


-----------------------------          ---------------------------------
Signature of Subscriber (if            Signature of Co-Investor (if any)
signing on behalf of an entity,
state capacity in which you are
signing)


------------------------      ---------------------------------
Print Name of Subscriber      Print Name of Co-Investor (if any)


------------------------
Address

------------------------


------------------------
Number of Units


--------------------------------
Amount Paid In Upon Subscription

          Checks should be made payable to "Vanderkam & Sanders Trust"

Mail or Deliver Subscription Funds and Documents to:

         Intermost Corporation
         c/o Vanderkam & Sanders
         440 Louisiana, Suite 475
         Houston, Texas 77002

SUBSCRIPTION ACCEPTED:

By:
   ----------------------------
Title:
      -------------------------

                   Broker/Dealer Certification (if applicable)

     Based on information obtained from the Subscriber concerning his investment objective, his representations and warranties expressed above, his other investments and his financial situation and needs, the undersigned broker/dealer has reasonable grounds to believe that an investment in the shares is suitable for the Subscriber and prior to the Subscriber's executing this Subscription Agreement, the undersigned broker/dealer has informed the Subscriber of any compensation the undersigned broker/dealer shall receive on account of the sale of shares herein and all pertinent facts relating to an investment in the shares including the risk factors and conflicts of interest disclosed in the Prospectus.



                                                            Broker/Dealer
-------------------------------------
By:
   ----------------------------------
Name and Title:
               ----------------------
Address

-------------------------------------

Telephone Number
                ---------------------

                              INTERMOST CORPORATION
                               A Utah Corporation

                     PURCHASER REPRESENTATIVE QUESTIONNAIRE

Gentlemen:

     The following information is furnished to you so that you may determine whether the undersigned's client, (the "Purchaser"), together with the undersigned and other purchaser representatives, if any, have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the shares, consisting of common stock, of Intermost Corporation, a Utah corporation (the "Company"), as required under applicable federal and state securities laws. I understand that you will rely upon the information contained herein for purposes of such determination.

     All information contained herein will be treated confidentially.

     I am acting as Purchaser Representative for the Purchaser in connection with the Purchaser's investment in the shares and, in that connection, I furnish you with the following representations and information (Please print):

     1.   Name:
               ------------------------------------

     2.   Age:
               ------------------------------------

     3.   Profession (or Business) and Title, if applicable:
                                                            --------------------

     4.   (a) Business address:
                               ------------------------------------

          (b)  Telephone number:
                               ------------------------------------

     5. Details of any training or experience in financial, business or tax matters which qualify me to act in the capacity of Purchaser Representative (include current and prior employment, business or professional education, professional licenses now held, SEC or state broker/dealer registrations held, and, if applicable, participation in evaluation of similar investments in the past):
                                                          ----------------------
          ----------------------------------------------------------------------


     6. The undersigned has not, during the past ten years, (i) been convicted, indicted or investigated in connection with any past or present criminal proceeding (excluding traffic violations and other minor offenses); or (ii) been the subject of any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining the undersigned from acting as an investment advisor, underwriter, broker or dealer in securities or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, or been the subject of any order of a federal or state authority barring or suspending, for more than sixty days, the undersigned's right to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed or suspended.

     7. I have such knowledge and experience in financial, business and tax matters so as to be capable of evaluating, alone or together with the Purchaser, the relative merits and risks of an investment in the shares.

     8. There is no material relationship between me or my affiliates and the Company or its affiliates which now exists or is mutually understood to be contemplated or which has existed as a result of any such relationship.

     9. In advising the Investor in connection with the Investor's prospective investment in the shares, I will be relying in part on the Investor's
          own experience in certain areas.      Yes      No
                                                    ----    ----

     10. In advising the Investor in connection with the Investor's prospective investment in the shares, I will be relying in part on the expertise of an additional Purchaser Representative or Representatives. Yes No

          If   "Yes,"   give   the   name  and   address   of  such   additional
          Representative(s):

disclosed  by  the  Purchaser   Representative  in  response  to  the  foregoing
Questionnaire and does hereby acknowledge said Purchaser Representative to be his Purchaser Representative in connection with the purchase of shares pursuant to the Subscription Agreement.


                                      ------------------------------------
                                      Investor Signature

                                      ------------------------------------
                                      Investor Signature (if joint ownership)

                                      ------------------------------------
                                      Date